UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 19, 2013

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On June 19, 2013, BB&T Corporation issued and sold $600,000,000 aggregate principal amount of its 2.05% Medium-Term Notes, Series C (Senior), due June 19, 2018 (the “Fixed Rate Notes”) and $400,000,000 aggregate principal amount of its Floating Rate Medium-Term Notes, Series C (Senior), due June 15, 2018 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-175538) filed by BB&T Corporation with the Securities and Exchange Commission. In connection with this issuance and sale, the legal opinions of Squire Sanders (US) LLP and Robert J. Johnson, Jr., Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T Corporation are being filed as Exhibits 5.1 and 5.2, respectively, to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Squire Sanders (US) LLP as to the validity of the Notes.

5.2	Opinion of Robert J. Johnson, Jr. as to the validity of the Notes.

23.1	Consent of Squire Sanders (US) LLP (included on Exhibit 5.1).

23.2	Consent of Robert J. Johnson, Jr. (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Daryl N. Bible
Name:	Daryl N. Bible
Title:	Senior Executive Vice President and
Chief Financial Officer

Date: June 19, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Squire Sanders (US) LLP as to the validity of the Notes.

5.2	Opinion of Robert J. Johnson, Jr. as to the validity of the Notes.

23.1	Consent of Squire Sanders (US) LLP (included on Exhibit 5.1).

23.2	Consent of Robert J. Johnson, Jr. (included in Exhibit 5.2).